INSTITUTIONAL FIDUCIARY TRUST

             FRANKLIN INSTITUTIONAL ADJUSTABLE RATE SECURITIES FUND



                            ADMINISTRATION AGREEMENT


          THIS ADMINISTRATION AGREEMENT is made between INSTITUTIONAL FIDUCIARY TRUST, a Massachusetts business trust hereinafter called the "Trust," on behalf of FRANKLIN INSTITUTIONAL ADJUSTABLE RATE SECURITIES FUND (the "Fund"), a separate series of the Trust, and FRANKLIN ADVISERS, INC., a California Corporation, hereinafter called the "Administrator."

          WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940 for the purpose of investing and reinvesting its assets in securities, as set forth in its Agreement and Declaration of Trust, its By-Laws and its Registration Statements under the Investment Company Act of 1940 and the Securities Act of 1933, all as heretofore amended and supplemented;

          WHEREAS, the Fund, as a separate series of the Trust, desires to avail itself of the services, assistance and facilities of an administrator and to have an administrator perform various administrative and other services for it; and,

          WHEREAS, the Administrator is engaged in the business of rendering administrative services to investment companies, and desires to provide these services to the Fund;

          NOW  THEREFORE,   in   consideration   of  the  terms  and  conditions
hereinafter set forth, it is agreed as follows:

          1. EMPLOYMENT OF THE ADMINISTRATOR. The Fund hereby employs the Administrator to administer its affairs, subject to the direction of the Board of Trustees and the officers of the Trust, for the period and on the terms hereinafter set forth.

The Administrator hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed an agent of the Fund or the Trust.

          2. OBLIGATIONS OF AND SERVICES TO BE PROVIDED BY THE ADMINISTRATOR. The Administrator undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A.    OFFICE SPACE, FURNISHINGS, FACILITIES, EQUIPMENT, AND
                  PERSONNEL.
            The Administrator shall furnish to the Fund   adequate (i) office
            space, which may be space within the offices of the Administrator or in such other place as may be agreed upon from time to time, and (ii) office furnishings, facilities and equipment as may be reasonably required for managing the affairs and conducting the business of the Fund, including complying with the securities reporting requirements of the United States and the various states in which the Fund does business, conducting correspondence and other communications with the shareholders of the Fund, maintaining all internal bookkeeping, accounting, auditing services and records in connection with the Fund's investment and business activities, and computing its net asset value. The Administrator shall employ or provide and compensate the executive, secretarial and clerical personnel necessary to provide such services. The Administrator shall also compensate all officers and employees of the Trust who are officers or employees of the Administrator.

            B. PROVISION OF INFORMATION NECESSARY FOR PREPARATION OF SECURITIES REGISTRATION STATEMENTS, AMENDMENTS AND OTHER MATERIALS.
            The Administrator, its officers and employees will make available and provide accounting and statistical information required by the Fund or its Underwriter in the preparation of registration statements, reports and other documents required by Federal and state securities laws and with such information as the Fund or its Underwriter may reasonably request for use in the preparation of such documents or of other materials necessary or helpful for the underwriting and distribution of the Fund's shares.

            C.    OTHER OBLIGATIONS AND SERVICES.
            The Administrator shall make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Fund and its activities.

          3. EXPENSES OF THE FUND. It is understood that the Fund will pay all of its own expenses other than those expressly assumed by the Administrator herein, which expenses payable by the Fund shall include:

                  A.    Fees to the Administrator as provided herein;

                  B. Expenses of all audits by independent public accountants;

                  C.    Expenses of transfer agent, registrar,   custodian,
            dividend disbursing agent and shareholder record-keeping services;

                  D. Expenses, if any, of obtaining quotations for calculating the value of the Fund's net assets;

                  E. Salaries and other compensation of any of its executive officers who are not officers, trustees, stockholders or employees of theAdministrator;

                  F.    Taxes levied against the Trust or the Fund;

                  G. Costs, including the interest expense, of borrowing money;

                  H. Costs incident to meetings of the Board of Trustees, reports to the Trust to its shareholders, the filing of reports with regulatory bodies and the maintenance of the Trust's legal existence;

                  I. Legal fees, including the legal fees related to the registration and continuedqualification of the Fund's shares for sale;

                  J. Costs of printing share certificatesrepresenting shares of the Fund;

                  K. Trustees' fees and expenses to trustees who are not directors, officers, employees or stockholders of the
            Administrator or any of   its affiliates;

                  L.    Trade association dues; and

                  M.    Its pro rata portion of the fidelity bond  insurance
            premium and trustees and officers   errors and omissions
            insurance premium.

          4. COMPENSATION OF THE ADMINISTRATOR. The Fund shall pay a monthly administration fee in cash to the Administrator based upon a percentage of the value of the Fund's net assets, calculated as set forth below, on the first business day of each month in each year as compensation for the services rendered and obligations assumed by the Administrator during the preceding month. The initial administration fee under this Agreement shall be payable on the first business day of the first month following the effective date of this Agreement, and shall be reduced by the amount of any advance payments made by the Trust relating to the previous month.

            A. For purposes of calculating such fee, the value of the net assets of the Fund shall be the average daily net assets during the month for which the payment is being made, determined in the same manner as the Fund uses to compute the value of its net assets in connection with the determination of the daily net asset value of its shares, all as set forth more fully in the Fund's current prospectus. The annual rate of the administration fee payable by the Fund shall be 5/100 of 1% of the value of its net assets.

            B. If this Agreement is terminated prior to the end of any month, the monthly administration fee for the Fund shall be prorated for the portion of any month in which this Agreement is in effect which is not a complete month according to the proportion which the number of calendar days in the fiscal quarter during which the Agreement is in effect bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

          5. ACTIVITIES OF THE ADMINISTRATOR. The services of the Administrator to the Fund hereunder are not to be deemed exclusive, and the Administrator and any of its affiliates shall be free to render similar services to others. Subject to and in accordance with the Agreement and Declaration of Trust and By-Laws of the Trust and to Section 10(a) of the Investment Company Act of 1940, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Administrator or its affiliates as trustees, directors, officers, agents or stockholders, and that directors, officers, agents or stockholders of the Administrator or its affiliates are or may be interested in the Trust as Trustees, officers, agents, shareholders or otherwise, and that the Administrator or its affiliates may be interested in the Fund as shareholders or otherwise; and that the effect of any such interests shall be governed by said Agreement and Declaration of Trust, the By-Laws and the Investment Company Act of 1940.

          6. LIABILITIES OF THE ADMINISTRATOR.

           A. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligation or duties hereunder on the part of the Administrator, the Administrator shall not be subject to liability to the Trust or the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder.

           B. Notwithstanding the foregoing, the Administrator agrees to reimburse the Fund for any and all costs, expenses, and counsel and trustees' fees reasonably incurred by the Fund in the preparation, printing and distribution of proxy statements, amendments to its Registration Statement, holdings of meetings of its shareholders or Trustees, the conduct of factualinvestigations, any legal or administrative proceedings (including any applications for exemptions or determinations by the Securities and Exchange Commission) which the Fund incurs as the result of action or inaction of the Administrator or any of its affiliates or any oftheir officers, directors, employees or shareholders where the action or inaction necessitating such expenditures (i) is directly or indirectly related to any transactions or proposed transaction in the shares or control of theAdministrator or its affiliates (or litigation related to any pending or proposed or future transaction in such shares or control); or, (ii) is within the control of the Administrator or any of its affiliates or any of their officers, trustees, employees or shareholders. The Administrator shall not be obligated, pursuant to the provisions of this Subsection 6(B), to reimburse the Fund for any expenditures related to the institution of an administrative proceeding or civil litigation by the Trust or a shareholder seeking to recover all or a portion of the proceeds derived by any shareholder of the Administrator or any of its affiliates from the sale of his shares of the Administrator, or similar matters. So long as this Agreement is in effect, the Administrator shall pay to the Fund the amount due for expenses subject to Subsection 6(B) of this Agreement within 30 days after a bill or statement has been received by the Administrator therefor. This provision shall not be deemed to be a waiver of any claim the Fund may have or may assert against the Administrator or others for costs, expenses or damages heretofore incurred by the Fund or for costs, expenses or damages the Fund may hereafter incur which are not reimbursable to it hereunder.

           C. No provision of this Agreement shall be construed to protect any Trustee or officer of the Trust, or director or officer of the Administrator, from liability in violation of Sections 17(h) and (i) of the Investment Company Act of 1940.

          7. DURATION AND TERMINATION.

           A. This Agreement shall become effective on the date written below and shall continue in effect until terminated by the Trust or the Administrator on 60 days written notice to the other.

           B. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at any office of such party.

          8. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

          10. LIMITATION OF LIABILITY. The Administrator acknowledges that it has received notice of and accepts the limitations of the Trust's liability as set forth in its Agreement and Declaration of Trust. The Administrator agrees that the Trust's obligations hereunder shall be limited to the assets of the Fund, and that the Administrator shall not seek satisfaction of any such obligation from any shareholders of the Fund nor from any trustee, officer, employee or agent of the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and effective on the 2nd day of January, 1992.


                              By:   INSTITUTIONAL FIDUCIARY TRUST
                                    on behalf of Franklin Institutional
                                    Adjustable Rate Securities Fund


                              By    /S/ CHARLES B. JOHNSON
                                    Charles B. Johnson
                                    President


                                    FRANKLIN ADVISERS, INC.


                              By    /S/ RUPERT H. JOHNSON, JR.
                                    Rupert H. Johnson, Jr.
                                    President